Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2018 relating to the consolidated financial statements and effectiveness of internal control over financial reporting of First United Corporation and Subsidiaries, included in its Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania

May 23, 2018